                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by Registrant: /X/
     Filed by a Party other than the Registrant: / /
     Check the appropriate box:
     / / Preliminary Proxy Statement
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                        THE HALLWOOD GROUP INCORPORATED
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        THE HALLWOOD GROUP INCORPORATED
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $________

- - - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - - --------------------------------------------------------------------------------
     (3) Filing Party:

- - - --------------------------------------------------------------------------------
     (4) Date Filed:

- - - --------------------------------------------------------------------------------

- - - ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                        THE HALLWOOD GROUP INCORPORATED

                            NOTICE OF ANNUAL MEETING

To the Stockholders of The Hallwood Group Incorporated:

     The Annual Meeting of Stockholders of The Hallwood Group Incorporated (the "Company") will be held as follows:

PLACE:        3710 Rawlins
              11th Floor, Conference Room
              Dallas, Texas 75219

TIME:         Thursday, January 19, 1995, at 11:30 a.m.
              (Dallas, Texas time)

PURPOSES:     1. To elect two directors to hold office for three years and until their successors are elected and qualified; and

              2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on November 21, 1994 will be entitled to notice of and to vote at the Annual Meeting.

December 12, 1994

                                             By order of the Board of Directors

                                                      MELVIN J. MELLE
                                                         Secretary

     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                        THE HALLWOOD GROUP INCORPORATED
                                  3710 RAWLINS
                                   SUITE 1500
                              DALLAS, TEXAS 75219

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 19, 1995

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Hallwood Group Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, January 19, 1995, at 11:30 a.m., Dallas, Texas time, at 3710 Rawlins, 11th Floor, Conference Room, Dallas, Texas 75219, and any adjournment thereof. This Proxy Statement and the form of proxy to be utilized at the Annual Meeting are to be mailed or delivered to the stockholders of the Company on or about December 12, 1994.

MATTERS TO BE CONSIDERED

     The Annual Meeting has been called (i) to elect two directors, each to hold office for three years, and (ii) to transact such other business as may properly come before the meeting. See "Election of Directors" and "Other Business."

RECORD DATE AND VOTING

     The directors have fixed the close of business on November 21, 1994 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 6,383,267 shares of common stock, $0.10 par value per share ("Common Stock"), outstanding. As of the record date, 896,000 of such outstanding shares of Common Stock were owned by Hallwood Energy Corporation ("HEC"), an oil and gas corporation of which the Company owns approximately 63% of the outstanding capital stock on a fully diluted basis.

     The presence at the Annual Meeting, either in person or by proxy, of the holders of outstanding shares of Common Stock having a majority of the voting power of the Company is necessary to constitute a quorum for the transaction of business.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the Company present in person or represented by proxy at the Annual Meeting is required to elect directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR. HEC, which owns approximately 14% of the outstanding Common Stock, has informed the Company that it will vote all of its shares of Common Stock for each nominee for director. In addition, Alpha Trust and Epsilon Trust, which own approximately 18.6% and 12.4% of the outstanding Common Stock, respectively, have informed the Company that they will vote all of their shares of Common Stock for each nominee for director.

PROXY, SOLICITATION, REVOCATION AND EXPENSES

     All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised by (i) filing with the Secretary of the Company an instrument revoking it, (ii) a duly executed proxy bearing a later date or

(iii) the stockholder attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person.

     Shares represented by proxies will be voted for or against the election of each nominee director named in the proxy in accordance with the specifications made on the proxy by the stockholder and, if no specification is made, will be voted in favor of the election of each of the nominee directors. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of a matter called for a vote.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy form and the cost of soliciting proxies related to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to such individuals on account of such activities. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, for which such firm will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

     Two persons are to be elected to the Board of Directors at the Annual Meeting and the three remaining directors will continue in office for the terms specified below. The persons named in the enclosed proxy intend to vote for the election of the nominees listed below, unless instructions to the contrary are given therein. The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other persons for the nominees, the person voting the proxies will vote for such nominees as the Company may select.

     The following table lists the name and age of each nominee and of each of the three directors whose terms of office will continue after the Annual Meeting, the annual meeting at which their respective terms of office will expire (assuming, in the case of each nominee, that he is elected) and the year in which each director was first elected as a director of the Company:

                                                             TERM                            DIRECTOR
          NAME               AGE                           EXPIRES                            SINCE
- - - -------------------------    ---     ----------------------------------------------------    --------
NOMINEE DIRECTORS
  Charles A. Crocco, Jr.     56      Third annual meeting following this Annual Meeting        1981
  J. Thomas Talbot           58      Third annual meeting following this Annual Meeting        1984

CONTINUING DIRECTORS
  Brian M. Troup             47      First annual meeting following this Annual Meeting        1981
  Anthony J. Gumbiner        49      Second annual meeting following this Annual Meeting       1981
  Robert L. Lynch            76      Second annual meeting following this Annual Meeting       1984

BUSINESS HISTORY OF NOMINEES AND CONTINUING DIRECTORS

     Mr. Crocco, a shareholder in Crocco & DeMaio, P.C., attorneys at law, is Chairman of the Company's Compensation Committee and the Litigation Committee. He has also served as a director of BancTEXAS Group, Inc., a bank holding company, since April 1988; and as a director of ShowBiz Pizza Time, Inc., a corporation engaged in the restaurant business and an affiliate of the Company ("ShowBiz"), since September 1988.

     Mr. Talbot is currently Chairman of the Company's Audit Committee. He has been a partner of Shaw & Talbot, a commercial real estate investment and development company, since 1975, and of Pacific Management Group, an asset management firm, since 1986, and is the owner of The Talbot Company. Mr. Talbot served as Chairman of the Board and Chief Executive Officer of HAL, Inc., an airline holding company; and as Chairman of the Board and Chief Executive Officer of both Hawaiian Airlines, Inc., a commercial airline, and West Maui Airport between 1989 and July 1991. He was founder and served as Chairman of the Board of Jet America Airlines between 1980 and 1986. He has served as a director of Fidelity National Financial, Inc. since December 1990; and as a director of ShowBiz since September 1988. He has also served as a director of Hemetter Enterprises, Inc. since May 1993; as a director of The Baldwin Company since June 1993; and as a director of Koll Real Estate Group (formerly Bolsa Chica Company) since August 1993. In addition, Mr. Talbot served as a director of Alliance Bancorporation, a bank holding company that was liquidated in February 1994 ("Alliance"), from April 1988 until its liquidation, and as Chairman and Chief Executive Officer of Alliance from August 1992 until its liquidation.

     Mr. Troup has served as President and Chief Operating Officer of the Company since April 1986. He has also served as Finance Director of Anglo Metropolitan Holdings, plc, a real estate holding company located in the United Kingdom, since 1979; as a director of Hallwood Holdings S.A. ("HHSA") (formerly Stanwick International Corporation S.A.), a corporation engaged in the real estate business, since March 1984; as a director of HEC, which serves as the general partner of Hallwood Energy Partners, L.P. ("HEP"), since May 1994; as a director of ShowBiz since September 1988; as a director of Hallwood Realty Corporation ("Hallwood Realty"), which is a wholly-owned subsidiary of the Company and serves as the general partner of Hallwood Realty Partners, L.P., since 1990; and as a director of Hallwood Consolidated Resources Corporation ("HCRC") since 1992. He is an associate of the Institute of Bankers in Scotland and a member of the Society of Investment Analysts in the United Kingdom. Mr. Troup also served as a director of Alliance from February 1988 until its liquidation in February 1994.

     Mr. Gumbiner has served as Chairman of the Board of Directors of the Company since 1981 and Chief Executive Officer of the Company since 1984. He has also served as Chairman of the Board of Directors and Chief Executive Officer of HEC since May 1984 and February 1987, respectively; as a director of HHSA, since March 1984; as a director of ShowBiz since September 1988; as a director of Hallwood Realty since November 1990; and as a director of HCRC since 1992. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

     Mr. Lynch has served as Vice Chairman of the Company since May 1984. He is Chairman of the Board and Chief Executive Officer of Perpetual Storage, Inc., a corporation engaged in underground storage and maintenance of business and personal records and in micrographic services. Mr. Lynch has served as a director of Perpetual Storage, Inc. since 1969 and as a director of ShowBiz since September 1988.

     Except as set forth above, none of the nominees or continuing directors holds a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

     No family relationships exist between any of the nominees, the directors and the executive officers.

COMMITTEES AND MEETINGS OF THE BOARD

     Messrs. Talbot (Chairman), Crocco and Lynch served as members of the Audit Committee during the fiscal year ended July 31, 1994. The Audit Committee met twice during the fiscal year and was charged with the responsibility of reviewing the annual audit report and the Company's accounting practices and procedures and recommending to the Board of Directors the firm of independent public accountants to be engaged for the ensuing year.

     The Compensation Committee is comprised of Messrs. Crocco (Chairman) and Lynch. The Compensation Committee met twice during the fiscal year ended July 31, 1994, and is responsible for the formulation and implementation of the Company's compensation policy. For additional information relating to amounts paid under certain consulting agreements, see "Certain Relationships and Related Transactions -- Consulting and Management Agreements."

     The Board of Directors does not have a standing nominating committee.

     During the fiscal year ended July 31, 1994, the Board of Directors held four meetings. Each director attended at least 75% of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the close of business on November 21, 1994, information as to the beneficial ownership of shares of Common Stock for each director and nominee for director and for all directors and executive officers as a group.

                                                                  AMOUNT AND
                                                                  NATURE OF
                              NAME OF                             BENEFICIAL      PERCENTAGE OF
                         BENEFICIAL OWNER                        OWNERSHIP(1)       CLASS(1)
    -----------------------------------------------------------  ------------     -------------
    Charles A. Crocco, Jr......................................      2,257               *
    Anthony J. Gumbiner........................................         --(2)           --
    William L. Guzzetti........................................         --(3)           --
    Robert L. Lynch............................................     27,925(4)            *
    Melvin J. Melle............................................     60,000(5)            *
    J. Thomas Talbot...........................................         --              --
    Brian M. Troup.............................................         --              --
    All directors and executive officers
      as a group (7 persons)...................................     90,182             1.4%

- - - ---------------

 *  Less than 1%

(1) Assumes, for each person or group listed, the conversion of all convertible securities owned and the exercise of all stock options held by such person or group that are convertible or exercisable within 60 days, in accordance with Rule 13d-3(d) (1) (i) of the Exchange Act, but the conversion of none of the convertible securities owned by any other holder of such securities.

(2) Excludes 896,000 shares of Common Stock held by HEC, of which Mr. Gumbiner is the Chairman of the Board of Directors and Chief Executive Officer, 1,188,670 shares of Common Stock held by Alpha Trust and 792,448 shares of Common Stock held by Epsilon Trust. Mr. Gumbiner has the power to designate and replace the trustees of Alpha Trust and Epsilon Trust.

(3) Excludes 896,000 shares of Common Stock held by HEC, of which Mr. Guzzetti is the President.

(4) These shares are owned beneficially and of record by Perpetual Storage, Inc. Mr. Lynch is deemed to beneficially own such shares by virtue of his ownership of 96.7% of the outstanding shares of Perpetual Storage, Inc.

(5) Includes currently exercisable options to purchase 60,000 shares of Common Stock.

     Except as set forth below, the Company does not know of any person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) who or which owns beneficially more than 5% of its outstanding shares of Common Stock as of the close of business on November 21, 1994.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL          PERCENTAGE OF
                   NAME OF BENEFICIAL OWNER                  OWNERSHIP(1)           CLASS(1)
    -------------------------------------------------------  ------------         -------------
    Alpha Trust                                               1,188,670(2)            18.6%
    c/o Radcliffes Trustee Company SA
    9 Rue, Charles Humbert
    1205 Geneva, Switzerland

    Hallwood Energy Corporation                                 896,000(3)            14.0%
    4582 South Ulster Street Parkway
    Suite 1700
    Denver, Colorado 80237

    Epsilon Trust                                               792,448(4)            12.4%
    c/o IBC International Business Consult Ltd.
    80 Broad Street
    Monrovia, Liberia

    FMR Corp.                                                   368,000(5)             5.8%
    82 Devonshire Street
    Boston, Massachusetts 02109

- - - ---------------

(1) Assumes, for each person or group listed, the conversion of all convertible securities owned and the exercise of all stock options held by such person or group that are convertible or exercisable within 60 days, in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act, but the conversion of none of the convertible securities owned by any other holder of such securities.

(2) Based on the Amendment to Schedule 13D provided to the Company by Alpha Trust as of November 9, 1994. Mr. Gumbiner has the power to designate and replace the trustees of Alpha Trust.

(3) Mr. Gumbiner is the Chairman of the Board of Directors and Chief Executive Officer and Mr. Guzzetti is the President of HEC.

(4) Based on information provided to the Company by Epsilon Trust. Mr. Gumbiner has the power to designate and replace the trustees of Epsilon Trust.

(5) Based on the Amendment to Schedule 13D provided to the Company by FMR Corp. as of November 11, 1994.

                             EXECUTIVE COMPENSATION

     The total compensation paid for each of the last three fiscal years ended July 31, 1992, 1993 and 1994 to the Chief Executive Officer, and the other executive officers who received cash compensation in excess of $100,000 for fiscal 1994 (collectively, the "named Executive Officers"), is set forth on the following Summary Compensation Table.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                             -------------------------------------------
                                    FISCAL                               OTHER ANNUAL          ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR    SALARY($)     BONUS($)   COMPENSATION($)(1)   COMPENSATION($)(2)
- - - ----------------------------------- ------   ---------     --------   ------------------   ------------------
Anthony J. Gumbiner................  1994     300,000(3)         0               0                6,200
  Chairman and Chief                 1993     300,000(3)         0               0                6,200
  Executive Officer                  1992     100,000(3)         0               0                6,200
Brian M. Troup.....................  1994     100,000(3)         0               0                3,800
  President and Chief                1993     100,000(3)         0               0                3,800
  Operating Officer                  1992      68,000(3)         0               0                3,800
William L. Guzzetti................  1994     412,743       80,000               0                6,004
  Executive Vice                     1993     412,500       46,491               0                3,502
  President                          1992     412,500       50,000               0                    0
Melvin J. Melle....................  1994     208,333            0           3,228                5,680
  Vice President, Chief              1993     200,000            0           2,341               58,009
  Financial Officer and              1992     179,167       25,000           2,360               10,044
  Secretary

- - - ---------------

(1) Represents reimbursements to compensate for the income tax effect of payment for life and/or disability insurance.

(2) Consists of the following items of compensation:

                                                       Company or
                                                       Subsidiary
                                                      Contributions            Premium Payments
                                                     to Tax Favored              for Term Life                Relocation
                                                     Savings Plan($)             Insurance($)              Reimbursement($)
                                                 -----------------------    -----------------------    ------------------------
                       Name                      1994     1993     1992     1994     1993     1992     1994      1993     1992
     -----------------------------------------   -----    -----    -----    -----    -----    -----    -----    ------    -----
     Mr. Gumbiner.............................       0        0        0    6,200    6,200    6,200        0         0        0
     Mr. Troup................................       0        0        0    3,800    3,800    3,800        0         0        0
     Mr. Guzzetti.............................   6,004    3,502        0        0        0        0        0         0        0
     Mr. Melle................................       0    4,497    4,364    5,680    5,680    5,680        0    47,832        0

(3) In addition to the compensation paid to Messrs. Gumbiner and Troup, the Company paid Hallwood Securities Limited or HSC Financial Corporation, entities with which Messrs. Gumbiner and Troup are associated, consulting fees of $600,000 for each of fiscal 1994 and fiscal 1993 and $832,000 for fiscal 1992, primarily in connection with those entities' activities on behalf of the Company's subsidiaries. The Company also received from the Hallwood Energy entities consulting fees of $300,000 for each of fiscal 1994, 1993 and 1992, which the Company paid to Hallwood Securities Limited or HSC Financial Corporation to provide the associated consulting services to the Hallwood Energy entities. See "Certain Relationships and Related Transactions."

     The following table discloses for each of the named Executive Officers who have been granted options to purchase shares of the Company or its subsidiaries the number of such options held by each of the named Executive Officers and the potential realizable values for their options at July 31, 1994. None of the named Executive Officers exercised any options during fiscal 1994 and the Company has not granted SARs.

                   AGGREGATED OPTION/SAR EXERCISES IN FISCAL
                YEAR 1994 AND OPTION/SAR VALUES AT JULY 31, 1994

                                        NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED IN-THE-MONEY
                                  OPTIONS/SARS AT JULY 31, 1994 (#)        OPTIONS/SARS AT JULY 31, 1994 ($)
                                  ---------------------------------        ---------------------------------
              NAME                EXERCISABLE         UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
- - - --------------------------------  -----------         -------------        -----------         -------------
Melvin J. Melle.................     60,000(1)              0                   0                    0

- - - ---------------

(1) Options to purchase shares of the Company.

     The following table discloses each of the named Executive Officers who received long-term incentive plan awards during the fiscal year ended July 31, 1994 and the estimated future payouts of the awards:

     LONG TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR ENDED JULY 31, 1994

                                                              PERFORMANCE OR OTHER       ESTIMATED FUTURE
                                   NUMBER OF SHARES, UNITS        PERIOD UNTIL        PAYOUTS UNDER NON-STOCK
              NAME                   OR OTHER RIGHTS(#)       MATURATION OR PAYOUT    PRICE-BASED PLANS($)(1)
- - - ---------------------------------  -----------------------    --------------------    -----------------------
William L. Guzzetti..............           .1425                     1999                     16,084

- - - ---------------

(1) Awards were made under the HEC Phantom Working Interest Plan. There are no minimum, maximum or target amounts payable under the plan. Payments under the awards will be equal to the indicated percentage of net cash flow from certain wells for the first five years after an award and the indicated percentage of 40% of the remaining net present value of estimated future production from the wells for the sixth year. The amount shown above is an estimate based on estimated reserve quantities and future prices. Because of the uncertainties inherent in estimating quantities of reserves and prices, it is not possible to predict cash flow or remaining net present value of estimated future production with any degree of certainty.

                           COMPENSATION OF DIRECTORS

     For the fiscal year ended July 31, 1994, Messrs. Crocco and Talbot received director fees of $27,500 per year and are entitled to receive $500 for each day spent on business of the Company, other than at board meetings. In addition, Mr. Crocco received an additional fee of $25,000 as the Chairman of the Litigation Committee, and Mr. Talbot received an additional fee of $6,500 for services rendered to HCRC and HEC in connection with a proposed transaction by these entities. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties. Additional information regarding consulting agreements with or services provided by Mr. Gumbiner, an entity controlled by him, Mr. Lynch and Mr. Talbot is included in "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation," below.

                             EMPLOYMENT AGREEMENTS

     During fiscal 1994, the Company or its subsidiaries had employment agreements with Messrs. Melle, Troup and Gumbiner.

     Mr. Melle's employment agreement provides for payment of a salary of $200,000 per year plus an annual bonus in an amount as may be determined by the Board of Directors of the Company. In addition, the employment agreement provides that the Company will maintain $500,000 of life insurance benefits on behalf of Mr. Melle and, for the fiscal year ended July 31, 1994, the Company paid premiums in the amount of

$5,680 for such life insurance. Mr. Melle's employment agreement has been extended until December 31, 1995.

     Pursuant to an agreement entered into January 1, 1993, Mr. Troup is compensated for services rendered to certain subsidiaries of the Company at the rate of $100,000 per year. Under the agreement, Mr. Troup is required to devote substantially all of his time and attention to consulting with respect to the business and investments of the Company and its subsidiaries and associated companies situated outside the United States. The agreement may be terminated by either party on one month's notice.

     Pursuant to an agreement with a subsidiary of the Company, Mr. Gumbiner receives compensation of $300,000 per year for providing consulting services in relation to the Company's business outside the United States. Effective August 1, 1994, Hallwood Petroleum, Inc. ("HPI"), an affiliate of HEC, entered into a Compensation Agreement with Mr. Gumbiner pursuant to which HPI pays Mr. Gumbiner $250,000 per year for providing consultation and assistance in maintaining its relationships with foreign governments and negotiating transactions outside the United States. An advance payment of $62,500 was made in July 1994 in connection with the Compensation Agreement. The Compensation Agreement is to continue in effect until terminated by either party on not less than six month's notice.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Messrs. Crocco (Chairman) and Lynch. During the fiscal year ended July 31, 1994, HEC, a subsidiary of the Company, retained Lunney, Crocco, De Maio & Camardella, P.C., a predecessor of Crocco & DeMaio, P.C., attorneys at law, of which Mr. Crocco is a partner, as its special counsel on certain legal matters for which HEC paid $4,266 (excluding expense reimbursements). Mr. Lynch is Vice Chairman of the Board of Directors of the Company. Under a month-to-month extension of a consulting agreement, Mr. Lynch received a consulting fee of $120,000 for the fiscal year ended July 31, 1994, and a car allowance of $3,852. He also received compensation for serving as a director of the Company of $12,500 per year, $750 for each of the four meetings of the Board he attended (other than telephonic meetings, for which no fee was paid) and $250 for each of the two Audit Committee meetings and the two Compensation Committee meetings he attended.

                             COMPENSATION COMMITTEE
                       REPORTS ON EXECUTIVE COMPENSATION

GENERAL

     The Company is a diversified holding company with several subsidiaries and associated companies. Of the named executive officers, Messrs. Gumbiner and Troup are involved in the activities of all of the subsidiaries and associated companies, but for fiscal 1994 received compensation only from the Company or its wholly owned foreign subsidiaries; Mr. Melle is involved in the activities of the Company and of certain subsidiaries and associated companies, but for fiscal 1994 received compensation only from the Company; and Mr. Guzzetti is involved in the activities of Hallwood Realty, Hallwood Management Company ("Hallwood Management"), a wholly owned subsidiary of the Company, and HEC, HCRC and their subsidiaries and controlled entities. Accordingly, the compensation of Messrs. Gumbiner, Troup and Melle were determined solely by the Company's Compensation Committee. The compensation of Mr. Guzzetti with respect to his services to Hallwood Realty is determined by the Board of Directors of Hallwood Realty, the compensation to Mr. Guzzetti for his services with respect to Hallwood Management is determined by the Compensation Committee of the Company' Board of Directors and Mr. Guzzetti's compensation with respect to his services to HEC and HCRC is determined by the Compensation Committees of HEC's and HCRC's Boards of Directors.

COMPENSATION BY THE COMPANY

     The members of the Compensation Committee of the Company's Board of Directors are appointed by the Board of Directors. During fiscal 1994, the members of the Compensation Committee were Messrs. Crocco and Lynch. The Company's Compensation Committee annually determines the compensation of the Company's executive officers after discussions with each officer and bases the amount of compensation on the Committee's subjective determination of the reasonable compensation for that officer. Although the members of the Compensation Committee, through their business experience, are generally aware of prevailing compensation practices, they do not specifically compare the compensation of the Company's officers to the compensation of any other specific group of companies. Similarly, although the members of the Compensation Committee, as members of the Board, review and remain informed about the recent financial and operating experience of the Company, they do not specifically consider any financial or other factors in establishing compensation. Substantially all of the executive officers' compensation is paid as salary, although from time to time the Compensation Committee has awarded substantial bonuses upon completion of significant acquisitions or other transactions that provide material benefits to the Company.

     The Company operates primarily through its subsidiaries. Accordingly, the compensation of Mr. Gumbiner, the Company's Chief Executive Officer, is based in large part on his activities on behalf of the various subsidiaries, including consultation with respect to acquisitions and financings and identifying and negotiating investment opportunities. Mr. Gumbiner currently receives compensation of $300,000 per year as an employee of a foreign subsidiary of the Company. In addition, as described in "Certain Relationships and Related Transactions" below, during fiscal 1994, Messrs. Gumbiner and Troup were associated with Hallwood Securities Limited ("Limited"), which provided consulting services to the Company pursuant to a consulting agreement entered into in 1992 (the "1992 Consulting Agreement"), under which Limited received consulting fees of $600,000 in fiscal 1994. The 1992 Consulting Agreement terminated July 31, 1994. In addition, in July 1993, the Company renewed a financial consulting agreement with HEC and its affiliates and assigned this Agreement to Limited, under which Limited received consulting fees of $300,000 per year. This agreement was terminated effective June 30, 1994, and the Company entered into a new financial consulting agreement with HPI, an affiliate of HEC, dated as of June 30, 1994, which provides that the Company or its agent shall provide consulting services to HPI for compensation of $300,000 per year. The Compensation Committee determined that these services would be most appropriately provided by HSC Financial Corporation ("HSC"), a corporation with which Messrs. Gumbiner and Troup are associated, acting as the Company's agent, through the services of Mr. Gumbiner and Mr. Troup, and that as consideration for these services the Company would pay to HSC the fee to which the Company is entitled under the agreement. The Compensation Committee's determination was based primarily on the fact that Messrs. Gumbiner and Troup had previously provided similar services through Limited on substantially the same terms.

     Hallwood Management has contracted with Hallwood Realty to manage the properties controlled by Hallwood Realty. Mr. Guzzetti is the President and is primarily responsible for the operations of Hallwood Management. Hallwood Management's Executive Incentive Plan authorizes Hallwood Management to pay annual cash bonuses in an amount up to 10% of Hallwood Management's net operating income for the prior year. The actual amount to be paid and the allocation of the total amount to individual employees is recommended by the Chief Executive Officer of Hallwood Management, Mr. Gumbiner, and approved by the Board of Directors of Hallwood Management, which consists of Messrs. Gumbiner, Troup and Guzzetti. Any amount to be paid to an executive officer of the Company is subject to the approval of the Company's Compensation Committee. Pursuant to the Executive Incentive Plan, Mr. Gumbiner recommended that a total bonus of $50,000 (1.3% of Hallwood Management's net operating income for 1993) be paid to four employees of Hallwood Management, including $15,000 to Mr. Guzzetti. The total amount of the awards under the Executive Incentive Plan was determined by Mr. Gumbiner based on his subjective determination that the amount was reasonable in light of Hallwood Management's net operating income and was allocated to the employees based on Mr. Gumbiner's judgement of the overall contribution of each employee to Hallwood Management and the compensation the individual otherwise receives. The Board of Directors of Hallwood

Management and the Company's Compensation Committee approved the bonuses as recommended by Mr. Gumbiner.

     Fiscal 1994 Compensation Committee Members:

                                            Charles A. Crocco, Jr.
                                            Robert L. Lynch

HALLWOOD REALTY COMPENSATION

     Compensation of the executive officers of Hallwood Realty is determined by the entire Board of Directors of Hallwood Realty in consultation with Mr. Guzzetti, the President of Hallwood Realty. The amount of compensation is based on the Board's subjective determination of the reasonable compensation for that officer. Although the members of the Board, through their business experience, are generally aware of prevailing compensation practices, they do not specifically compare the compensation of the Company's officers to the compensation of any other specific group of companies. Similarly, although the members of the Board review and remain informed about the recent financial and operating experience of Hallwood Realty, they do not specifically consider any financial or other factors in establishing compensation. The Board bases its determination of specific amounts to be paid to individual executive officers primarily on Mr. Guzzetti's and the Board's subjective assessments of the individual performance of each officer. Substantially all the compensation paid by Hallwood Realty to its executive officers consists of salary, although the Board of Directors may determine to pay bonuses from time to time based on the Board's determination that Hallwood Realty has experienced favorable operating results or completed transactions that benefit Hallwood Realty. For fiscal 1994, Mr. Guzzetti and the Board of Directors determined that no change was required in the salaries of the executive officers from the prior year.

     Fiscal 1994 Members of the Board of Directors:

        Anthony J. Gumbiner                       William L. Guzzetti
        Alan G. Crisp                             William F. Forsyth
        Brian M. Troup

HEC COMPENSATION

     General. HEC's fiscal year ends December 31. Therefore, this report is presented with respect to compensation paid during HEC's latest completed fiscal year ended December 31, 1993. The members of the Compensation Committee of HEC's Board of Directors are appointed by the Board of Directors. During 1993, the members of the Compensation Committee were Anthony J. Gumbiner, Brian M. Troup and Hans-Peter Holinger.

     HEC's primary activity is to serve as general partner of HEP, which in turn controls several other entities (collectively, the "Energy Companies"). HEC has no employees; all management is provided by employees of HPI, which provides services to all of the Energy Companies. Accordingly, HEC does not directly pay any compensation but reimburses HPI for its costs and expenses. Individual compensation is based on the individual's responsibilities and performance relating to all of the Energy Companies, and is allocated to these entities based on a procedure that takes into account both the amount of time spent on management and the number of properties owned by each entity. HEC's Compensation Committee reviews and approves the compensation of the Energy Companies' management and supervisory employees, including executive officers, at least annually. These employees are referred to as "Exempt Employees." In determining compensation, HEC's Compensation Committee evaluates the Energy Companies' performance and compensation levels and compares them with those of other companies that are believed to be comparable to the Energy Companies. In January 1994, the full Board of Directors of HEC acted as the Compensation Committee in determining cash bonuses paid with respect to 1993. In 1993, HEC's Exempt Employees' compensation consisted of three primary components: salary and annual bonus, cash bonus and Long-Term Incentive Plans awards.

     The combination of salary and annual bonus, cash bonus and Phantom Working Interest Plan awards is intended to result in the Exempt Employees receiving total compensation of approximately 80% to 90% of the average compensation paid to similarly situated employees in other oil and gas companies with comparable revenues and capital budgets in those years in which the Energy Companies' results, as measured by finding costs and reserve replacement, are comparable to the average results for those companies. In those years in which the Energy Companies' results are substantially above the average results for comparable companies, it is intended that the Exempt Employees' total compensation would be above the average compensation paid to similarly situated employees in comparable companies. In addition, the Board has authorized the Compensation Committee to award as cash bonuses an amount up to the amount, if any, that HEC receives in cash as a fee from HEP in connection with any acquisitions by HEP. During 1993, HEC did not receive any significant acquisition fees from HEP. Therefore, HEC did not award any cash bonuses to its executive officers relating to acquisition fees received.

     Salary. Exempt Employees' salaries and annual bonuses are determined based on the individual employees' level of responsibility and comparisons to similar positions in comparable companies and are generally set at approximately 80% of the average salaries paid by those comparable companies.

     Cash Bonus. The Compensation Committee has determined to award certain Exempt Employees, including executive officers, cash bonuses based on an assessment of a number of quantitative and qualitative factors. The primary quantitative factors are performance in reserve finding, considering overall reserves found and effectiveness of capital expenditures, in comparison to the historical performance of independent oil and gas companies as a group and comparison of general and administrative expenses and operating costs to budget. Based on comparisons of the Energy Companies' performance with the historical performance of other independent oil and gas companies as a group as reported by generally published industry statistics, the Compensation Committee determined that the Energy Companies had a better than average year in the overall reserves found and effectiveness of capital expenditures. Therefore, the cash bonuses paid to management employees as a group were set at levels that would result in their total annual compensation being slightly higher than that paid by comparable companies. The aggregate cash bonuses are allocated among the Exempt Employees based on the recommendations of senior management and a determination of the employees' relative contributions to the Energy Companies during the year.

     The Long-Term Incentive Plans. The Energy Companies Long-Term Incentive Plans consist of a Phantom Working Interest Plan for domestic properties and an International Incentive Plan for international projects. Both plans are intended to provide incentive and motivation to the Energy Companies' key employees, including HEC's executive officers, to increase the oil and gas reserves of the Energy Companies and to enhance the Energy Companies' ability to attract, motivate and retain key employees upon whom, in large measure, the success of the Energy Companies depends. Under the Phantom Working Interest Plan, HEC's Board annually determines the portion of the Energy Companies' collective interests in the cash flow from wells completed during that year (the "Plan Year") that will be allocated to participants in the plan. The portion allocated to participants in the plan is referred to as the Plan Cash Flow. The Compensation Committee then determines which key employees may participate in the plan for the Plan Year and allocates the Plan Cash Flow among the participants. Awards under the plan do not represent any actual ownership interest in the wells. Awards are made in the Compensation Committee's discretion.

     Each award under the plan represents the right to receive for five years a specified share of the Plan Cash Flow attributable to wells completed during the Plan Year. In the sixth year after the award, the participant is paid an amount equal to a specified percentage of the remaining net present value of estimated future production from the wells and the award is terminated. Accordingly, the value of awards under the plan depends primarily on the Energy Companies' success in drilling, completing and achieving production from new wells each year and from certain recompletions and enhancements of existing wells. The percentage of the Energy Companies' cash flow from wells completed in any Plan Year to be allocated to the Plan Cash Flow each Plan Year, the percentage of the remaining net present value of estimated future production for which the participants will receive payment in the sixth year of an award, and the amount to be awarded to individual participants is determined by the Compensation Committee each year, after taking into consideration the recommendation of the Energy Companies' executive officers.

     The awards for the 1993 Plan Year were made in January 1993. For this Plan Year, the Compensation Committee determined that the total Plan Cash Flow would be equal to 1% of the cash flow of the wells completed during the Plan Year. The Compensation Committee also determined that the participants' interests for the 1993 Plan Year would be purchased in the sixth year at 40% of the remaining net present value of the wells completed in the Plan Year. The Compensation Committee also determined that the total awards would be allocated among key employees primarily on the basis of salary, to the extent of 70% of the total award, and on individual performance, to the extent of 30% of the total award.

     The International Incentive Plan was adopted by the Board in January 1994 and the first awards were made with respect to the 1994 Plan Year. Under the plan, for each Plan Year awards will be made entitling the participants to receive for ten years from the date of first production an aggregate of 3% of the gross revenues, net of the costs of transportation and marketing, from international projects active during the Plan Year. HEC's Board determines which key employees may participate in the plan for the Plan Year and allocates the awards among the participants. Awards under the plan do not represent any actual ownership interests in any international projects and are made in HEC's Board's discretion. No awards were made under the plan in 1993.

     1993 Compensation Committee Members:

        Anthony J. Gumbiner
        Brian M. Troup
        Hans-Peter Holinger

                               PERFORMANCE GRAPH

     The following performance graph compares the 5-year cumulative return of the Common Stock with that of the Russell 2000 Index and a peer group of issuers. The issuers included in the peer group are all publicly traded companies included in Standard Industrial Classification Code 6512 "Operators of Nonresidential Buildings," with market capitalization of less than $100,000,000 as of August 15, 1994, which consist of Equitable Real Estate Shopping Centers, L.P., Hallwood Realty Partners, L.P., Milestone Properties, Inc., Pacific Gateway Properties, Inc. and Shopco Laurel Centre, L.P.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                     AMONG THE HALLWOOD GROUP INCORPORATED,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          HALLWOOD       PEER GROUP     RUSSELL 2000
    ---------------------          --------       ----------     ------------
7/89                                       100             100             100
7/90                                       127              79              95
7/91                                       137              45             104
7/92                                       100              33             119
7/93                                       110              36             147
7/94                                        59              38             154

* $100 invested on July 31, 1989 in stock, index or peer group, including reinvestment of dividends. Fiscal year ending July 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING AND MANAGEMENT AGREEMENTS

     Pursuant to the 1992 Consulting Agreement, Limited, a corporation with which Anthony J. Gumbiner, the Company's Chairman and Chief Executive Officer and Brian M. Troup, the Company's President and Chief Operating Officer, are associated, provided consulting services to the Company with respect to strategic and tactical advice regarding the Company's assets and investments and proposed transactions involving the Company and its affiliates. As compensation for its services under the 1992 Consulting Agreement, Limited was paid a fee of $600,000 (excluding reimbursement for out-of-pocket and other reasonable expenses of Limited) for the fiscal year ended July 31, 1994. The 1992 Consulting Agreement terminated July 31, 1994. Effective August 1, 1994, the Company entered into an agreement (the "1994 Consulting Agreement"), with

HSC, a corporation with which Messrs. Gumbiner and Troup are associated, pursuant to which HSC agreed to provide international consulting and advisory services to the Company and its affiliates for an annual fee of $350,000, excluding reimbursement for out-of-pocket and other reasonable expenses of HSC. The initial term of the 1994 Consulting Agreement expires July 31, 1995, and is to be automatically extended for successive one-year terms unless notice of termination is provided by either party no less than thirty-one (31) days prior to the expiration of the end of its term or an extension thereof.

     In July 1993, the Company renewed a financial consulting agreement with HEC, pursuant to which the Company or Limited furnished consulting and advisory services to HEC and its affiliates, including HEP. The Company assigned this renewed contract to Limited at its inception. No payments were made under this agreement in fiscal 1994. This agreement was terminated June 30, 1994. The Company entered into a new financial consulting agreement with HPI, dated as of June 30, 1994, which provides that the Company or its agent shall provide consulting services to HPI for compensation of $300,000 per year. The Compensation Committee determined that these services would be most appropriately provided by HSC, acting as the Company's agent, through the services of Mr. Gumbiner and Mr. Troup, and that as consideration for these services the Company would pay to HSC the fee to which the Company is entitled under the agreement. Of the $300,000 payment made in June 1994, HEC paid approximately $7,000, and HEP and other affiliates of HEC paid the remainder.

     During the Company's fiscal year 1994, Mr. Talbot served as a consultant to the Energy Companies, for which Mr. Talbot received total fees of $6,500 and was reimbursed for expenses.

     Pursuant to an existing agreement, the Company reimburses HSC for reasonable and necessary expenses in providing office space and administrative services used by Mr. Gumbiner. For the fiscal year ended July 31, 1994, the Company reimbursed HSC in the amount of $271,000. Of the amounts paid in fiscal 1994, approximately $65,000 was paid by the Company, $3,000 was paid by HEC, and the remainder by HEP and other affiliates of HEC.

     See "Compensation Committee Interlocks and Insider Participation," for information concerning members of the Company's Compensation Committee.

STANWICK HOLDINGS, INC.

     The Company shares common offices, facilities and staff with, and certain executive officers of the Company also served as executive officers or directors of Stanwick Holdings, Inc. ("Stanwick"). The Company pays the common general and administrative expenses of the two companies and charges Stanwick a fee for its allocable share of such expenses, which totalled $25,000 in fiscal 1994.

     Stanwick is a subsidiary of HHSA. Messrs. Gumbiner and Troup are directors of HHSA. Under United States securities laws, Limited, with which Messrs. Gumbiner and Troup are associated, could be considered to share beneficial ownership of substantially all of the outstanding shares of HHSA.

PURCHASE AGREEMENT

     Pursuant to a Purchase Agreement dated as of September 19, 1994, among Agoit Partners, L.P. ("Agoit"), Hallwood Hotels, Inc. and The Lido Beach Hotel, Inc., which are subsidiaries of the Company, Agoit has agreed to purchase two hotels from these subsidiaries for an aggregate purchase price of $20,000,000. Mr. Talbot serves as an officer and director of the general partner of Agoit. Agoit subsequently agreed to permit the Company to pursue a sale of one of these hotels to an unrelated third party, but retained its rights under the Purchase Agreement in the event the transaction with the third party is not completed.

                                    AUDITORS

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended July 31, 1994, and have been selected to serve in that capacity again for the fiscal year ending July 31, 1995. A representative of Deloitte & Touche LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company in such a manner so that such notice is received by management by August 15, 1995, and in such form as required under the rules and regulations promulgated by the SEC.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the Annual Meeting. All shares represented by Company proxies will be voted in favor of the nominees for director set forth herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                                             By order of the Board of Directors

                                                      MELVIN J. MELLE
                                                         Secretary

December 12, 1994

____________________________________________________________________________________________________________________________________
                                                 THE HALLWOOD GROUP INCORPORATED
    P
    R                                               3710 RAWLINS, SUITE 1500
    O                                                 DALLAS, TEXAS 75219
    X
    Y                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                The undersigned hereby appoints Anthony J. Gumbiner and Robert L. Lynch, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock, par value $0.10 per share ("Common Stock"), of The Hallwood Group
            Incorporated held of record by the undersigned on November 21, 1994, at the Annual Meeting of Stockholders to be held on January 19, 1995 or any adjournment thereof.

                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
            DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.


                                CONTINUED AND TO BE SIGNED ON REVERSE SIDE                   SEE REVERSE
                                                                                                SIDE

____________________________________________________________________________________________________________________________________


____________________________________________________________________________________________________________________________________


         PLEASE MARK
    /X/  VOTES AS IN
         THIS EXAMPLE.

    PLEASE MARK BOXES IN BLUE OR BLACK INK.

  1. Election of Directors

  NOMINEES: Charles A. Crocco, Jr. and J. Thomas Talbot            2. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.
 / /     FOR both nominees (except as indicated)


                                                                                         MARK HERE
 / /     WITHHOLD AUTHORITY to vote for both nominees                                   FOR ADDRESS   / /
                                                                                         CHANGE AND
         To Withhold Authority to vote for an individual                                NOTE AT LEFT
         nominee, strike through that nominee's name above.


                                                                  Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign, or if one signs he should attach evidence of his  authority. When signing as attorney, executor, administrator, agent, trustee  or guardian, please give full title as such. If a corporation, please sign full
                                                                  corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.


                                                                  Signature:______________________________      Date ____________
COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN
 PROMPTLY USING THE ENCLOSED ENVELOPE.                            Signature:______________________________      Date ____________

____________________________________________________________________________________________________________________________________

- - - --------------------------------------------------------------------------------

                                     PROXY

                        THE HALLWOOD GROUP INCORPORATED

                            3710 RAWLINS, SUITE 1500
                              DALLAS, TEXAS 75219

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Anthony J. Gumbiner and Robert L. Lynch, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock, par value $.10 per share ("Common Stock"), of The Hallwood Group Incorporated held of record by the undersigned on November 21, 1994, at the Annual Meeting of Stockholders to be held on January 19, 1995 or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

                                    (Continued and to be signed on reverse side)

- - - --------------------------------------------------------------------------------



- - - --------------------------------------------------------------------------------

PLEASE MARK BOXES / / OR /X/ IN BLUE OR BLACK INK.

1. ELECTION OF DIRECTORS     FOR both nominees listed     WITHHOLD AUTHORITY
   Nominees:                 (except as indicated) / /    to vote for both
   Charles A. Crocco, Jr. and                             nominees listed / /
   J. Thomas Talbot

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

- - - --------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

                                               Please sign exactly as name
                                               appears at left. When shares are
                                               held by joint tenants, both
                                               should sign, or if one signs he
                                               should attach evidence of his
                                               authority. When signing as
                                               attorney, executor,
                                               administrator, agent, trustee or
                                               guardian, please give full title
                                               as such. If a corporation, please
                                               sign full corporate name by
                                               President or other authorized
                                               officer. If a partnership, please
                                               sign full partnership name by
                                               authorized person.

                                               Dated: ................... , 19..

                                               .................................
                                                           Signature

                                               .................................
                                                  Signature, if held jointly
COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.
- - - --------------------------------------------------------------------------------